Exhibit 5.1

Model Performance Acquisition Corp. Ritter House Wickhams Cay II PO Box 3170 Road Town Tortola VG1110 British Virgin Islands	D: +852 3656 6054
E: nathan.powell@ogier.com

18 March 2021

Dear Sirs

Model Performance Acquisition Corp. (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form S-1, such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement), related to: (i) the offering and sale (the Offering) of up to 5,750,000 units (including up to 750,000 units included in the over-allotment option (each a Unit and together the Units), with each Unit consisting of: one class A ordinary share of no par value in the Company (each a Share and together the Shares); one-half of one redeemable warrant to purchase one Share (each a Warrant and together the Warrants); and one right (each a Right and together the Rights) to receive one-tenth of a Share, granted to Maxim Group LLC acting as underwriter of the Offering (the Underwriter); (ii) up to 57,500 Shares to the Underwriter (the Underwriter's Shares) and (iii) all Shares, Warrants and Rights issued as part of the Units and all Shares underlying those Warrants and Rights comprised in such Units (which together constitute all of the ordinary shares or rights to acquire the same in the Company being registered pursuant to the Registration Statement). This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis James Bergstrom Marcus Leese

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 2 March 2021;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 2 March 2021 (the Court Records),

(each of the searches in (b)(i) and (ii) together and including as both updated on 18 March 2021, the Public Records);

(c)	a certificate of incumbency issued by the Company’s registered agent dated 21 January 2021 (the Certificate of Incumbency);

(d)	written resolutions of the sole director of the Company dated 15 March 2021 ratifying and approving, inter alia, the Registration Statement (the Director’s Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Certificate of Incumbency without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Director's Resolutions remain in full force and effect and the sole director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of her in approving the Offering and the sole director does not have a financial interest in or other relationship to a party of the transactions contemplated by the Offering which has not been properly disclosed in the Director's Resolutions;

(f)	the accuracy and completeness of the Certificate of Incumbency as at the date hereof; and

(g)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under and as described in the Registration Statement.

(c)	The Shares included in the Units and the Underwriter's Shares to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, when issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the terms in the underwriting agreement referred to within the Registration Statement and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(d)	Any Shares which are to be issued pursuant to the Warrants, in each case when the Warrants are exercisable under the terms of the warrant agreement referred to within the Registration Statement, have been duly authorised for issue and, when issued by the Company in accordance with the terms of the warrant agreement as referred to in the Registration Statement, and duly registered in the Company’s register of members, will be, subject to payment of the exercise price therefor under the terms of the Warrants, validly issued, fully paid and non-assessable.

(e)	Any Shares which are to be issued pursuant to the Rights, in each case when the rights are exchangeable under the terms of the rights agreement as described in the Registration Statement, have been duly authorised for issue and, when issued by the Company in accordance with the terms of that same rights agreement, and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(f)	The performance of the Company's obligations under the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the memorandum and articles of association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(g)	There were no actions pending against the Company based on our search of the Court Records.

(h)	On the basis of our searches conducted at the Registry of Corporate Affairs and the Court Searches, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier

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